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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 March 26, 1998



                              CAREY DIVERSIFIED LLC
             (Exact name of registrant as specified in its charter)



      DELAWARE                          001-13779                   13-3912578
(State of Organization)            (Commission File No.)          (IRS Employer
                                                                  Identification
                                                                  Number)



                         50 Rockefeller Plaza, 2nd Floor
                               New York, NY 10020
                    (Address of principal executive offices)



                                 (212) 492-1100
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS

              On March 26, 1998, Carey Diversified LLC (the "Company") entered into a three year revolving credit facility which will provide the Company with a line of credit of $150,000,000. The LIBOR-based facility has been syndicated to a group of banks led by The Chase Manhattan Bank. The Company initially expects to use the funds available under the credit facility to fund acquisitions and build-to-suit projects and to pay off higher interest and/or maturing debt.

              Advances from the line of credit must be for at least $3,000,000 and in multiples of $500,000 for any single advance. Advances made will, at the Company's option, bear interest at an annual rate of either (i) the one, two, three or six-month LIBO Rate, as defined, plus a spread which ranges from 0.6% to 1.45% depending on the Company's leverage or corporate credit rating, or (ii) the greater of the bank's Prime Rate and the Federal Funds Effective Rate, plus 0.50%, plus a spread ranging from 0% to 0.125% depending on the Company's leverage or corporate credit rating. In addition, the Company will pay a fee (a) ranging between 0.15% and 0.20% per annum of the unused commitment amount, depending on the Company's leverage, if the Company has not obtained a specified minimum corporate credit rating, or (b) equal to 0.15% of the total commitment amount, if the Company has obtained a specified minimum corporate credit rating.

              The revolving credit agreement has financial covenants that require the Company to (i) maintain minimum equity value of $400,000,000 plus 85% of amounts received by the Company as proceeds from the issuance of equity interests and (ii) meet or exceed certain operating and coverage ratios. Such operating and coverage ratios include, but are not limited to, (a) ratios of earnings before interest, taxes, depreciation and amortization to fixed charges for interest and (b) ratios of net operating income to interest expense.

              The amounts due under the revolving credit agreement are secured by a pledge by the Company of its interests in the nine limited partnerships in the Corporate Property Associates series of limited partnerships (the "Partnerships") controlled by the Company. Such pledge will be released as to the interests in a particular Partnership if such Partnership becomes a co-borrower under the revolving credit agreement.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) EXHIBITS

    The following exhibits are filed as part of this Current Report on Form 8-K:



                                  EXHIBIT INDEX

Exhibit No.                   Exhibit                                 Page No.
-----------                   -------                                 --------

10.1          Credit Agreement by and among Carey Diversified LLC,
              Chase Manhattan Bank, and the Bank of New York, dated March 26, 1998.

99.1          Press Release From Carey Diversified LLC
              (March 26, 1998)

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                                   SIGNATURES



              Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CAREY DIVERSIFIED LLC



                                       By: /s/  Francis Carey
                                           ------------------
                                                Francis Carey

Date:  May 15, 1998